UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       February 9, 2010

Nelnet, Inc.
(Exact name of registrant as specified in its charter)

Nebraska (State of other jurisdiction of incorporation)	001-31924 (Commission File Number)	84-0748903 (IRS Employer Identification No.)

121 South 13th Street, Suite 201, Lincoln, Nebraska     68508
(Address of principal executive offices)              (ZipCode)

Registrant’s telephone number, including area code    (402) 458-2370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2010, the Board of Directors of Nelnet, Inc. (the “Company”), accepted the recommendations of the Company’s Compensation Committee to change the performance-based incentive opportunity for certain executive officers of the Company.

Effective January 1, 2010, the Board of Directors terminated the Executive Officers Bonus Plan (the “Plan”) for Michael Dunlap, Chief Executive Officer. Under the previous Plan, Mr. Dunlap was eligible for an annual bonus equal to $500,000 for every $1.00, or the pro-rata share thereof, in base net income per share earned by the Company during the year.  Base net income per share was defined under the Plan as the Company’s annual base net income for the Plan year, as calculated and reported in the Company’s earnings releases and filings, divided by the weighted average basic number of common shares outstanding as of the end of the Plan year.

In addition, the Plan included a requirement that in order for Mr. Dunlap to be entitled to any award under the Plan, the Company must have maintained a credit rating by Standard & Poor’s of “BBB” or higher and Moody’s Investor Services of “Baa3” or higher for that Plan year.

In October 2008, the Company’s long term debt rating was downgraded to Ba1 by Moody’s Investor Services.  Accordingly, Mr. Dunlap was not entitled to any bonus compensation for 2008 and 2009.

Effective January 1, 2010, Mr. Dunlap’s bonus will be determined by the Board of Directors based on individual performance and company results, however, such amount shall not in any case exceed 100 percent of Mr. Dunlap’s annual base salary nor is it subject to the Company’s credit rating.  Mr. Dunlap’s annual base salary for 2010 is $500,000.

Similar to Mr. Dunlap’s performance-based bonus plan, the Board of Directors changed the bonus opportunity for all named executive officers such that individual bonuses shall not in any case exceed 100 percent of their annual base salary.  Based on exceptional individual and company performance, the Board of Directors determined the President and Chief Financial Officer will each receive performance-based bonuses for 2009 equal to 100% of their 2009 annual base salaries.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 3, 2010, the Board of Directors of the Company approved an amendment, effective immediately, to Articles I and II of the Bylaws of the Company to specifically allow for electronic delivery of shareholder meeting notices and to allow for shareholders to appoint a proxy by electronic transmission.  The amendment was adopted to conform to recent changes to the Nebraska Business Corporation Act allowing for utilization of the SEC’s “E-Proxy” rules.  Articles I and II of the Company’s Bylaws previously provided that shareholder meeting notices could be delivered only by personal delivery or physical mailing, and that shareholders could appoint a proxy only in writing.

The Company’s entire Fifth Amended and Restated Bylaws, which reflect the foregoing amendments, are filed as Exhibit 3.1 to this report and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)             Exhibits.  The following exhibit is filed as part of this report:

Exhibit No.	Description

3.1	Fifth Amended and Restated Bylaws of Nelnet, Inc., as amended as of February 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 9, 2010
NELNET, INC.

By:	/s/ TERRY J. HEIMES
Name: Terry J. Heimes
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Fifth Amended and Restated Bylaws of Nelnet, Inc., as amended as of February 3, 2010.